UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 19, 2025

BJ'S WHOLESALE CLUB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38559	45-2936287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive,
Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

(774) 512-7400
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	BJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

As described below in Item 5.07 of this Current Report on Form 8-K and in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 9, 2025 (the “proxy statement”), at the BJ’s Wholesale Club Holdings, Inc. (the “company”) annual meeting of shareholders on June 19, 2025 (the “annual meeting”), the company’s shareholders voted to approve an amendment (the “officer exculpation amendment”) to the company’s second amended and restated certificate of incorporation, as amended (the “charter”), to include a provision to permit exculpation of the company’s officers, subject to certain limitations, as permitted by the Delaware General Corporation Law. On June 20, 2025, the company filed a certificate of amendment to the charter (the “certificate of amendment”) with the Secretary of State of the State of Delaware to effect the officer exculpation amendment.

The foregoing summary of the certificate of amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the certificate of amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting, a total of 126,089,628 shares of the company’s common stock were present in person or represented by proxy, representing approximately 95.49% of the company’s common stock outstanding as of April 28, 2025, the record date. The voting results for the proposals considered and voted upon at the annual meeting, each of which were described in the proxy statement, are set forth below.

Item 1 – The shareholders of the company elected Darryl Brown, Dave Burwick, Bob Eddy, Michelle Gloeckler, Maile Naylor, Steve Ortega, Ken Parent, Chris Peterson, Marie Robinson and Rob Steele as directors to hold office until the company’s annual meeting of shareholders to be held in 2026 and until their respective successors have been duly elected and qualified. The results of the shareholders’ vote with respect to the election of each director were as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Darryl Brown	115,050,763	6,366,616	4,672,249
Dave Burwick	120,186,192	1,231,187	4,672,249
Bob Eddy	118,154,739	3,262,640	4,672,249
Michelle Gloeckler	120,648,954	768,425	4,672,249
Maile Naylor	120,152,617	1,264,762	4,672,249
Steve Ortega	116,812,463	4,604,916	4,672,249
Ken Parent	116,997,858	4,419,521	4,672,249
Chris Peterson	119,925,426	1,491,953	4,672,249
Marie Robinson	120,758,646	658,733	4,672,249
Rob Steele	120,761,302	656,077	4,672,249

Item 2 – The shareholders approved, on an advisory (non-binding) basis, the compensation of the company’s named executive officers. The results of the shareholders’ vote with respect to the compensation of the company’s named executive officers were as follows:

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
113,793,417	7,530,123	93,839	4,672,249

Item 3 – The shareholders of the company ratified the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the company’s fiscal year 2025. The results of the shareholders’ vote with respect to the ratification were as follows:

FOR	AGAINST	ABSTAINED
119,197,827	6,851,648	40,153

Item 4 – The shareholders approved the officer exculpation amendment to include an officer exculpation provision in the charter. The results of the shareholders’ vote with respect to the officer exculpation amendment were as follows:

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
102,375,907	18,973,856	67,616	4,672,249

Item 5 – The shareholders of the company did not approve a shareholder proposal regarding a report on GHG emissions reduction efforts. The results of the shareholders’ vote with respect to the shareholder proposal were as follows:

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
36,433,652	83,535,063	1,448,664	4,672,249

Item 9.01	Financial Statements and Exhibits.

(d)                    Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to BJ’s Wholesale Club Holdings, Inc.’s Second Amended and Restated Certificate of Incorporation, effective June 20, 2025.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2025

BJ’S WHOLESALE CLUB HOLDINGS, INC.

By:	/s/ Graham N. Luce
Name:	Graham N. Luce
Title:	Executive Vice President, Secretary